Exhibit 99.1

Media
& Analysts:	Sean Blakley
(713) 627-4963

Date:	February 5, 2009

Spectra Energy Partners Reports 2008 Fourth Quarter, Year-End Financial Results

2009 Financial Outlook Announced

•	Fourth quarter net income of $25.4 million, up 17 percent over prior fourth quarter

•	Fourth quarter earnings per limited partner unit of 35 cents

•	Cash Available for Distribution of $23.8 million for the quarter; $119 million for the full year period

•	Highlights from 2008:

•	Placed expansion projects into service at Gulfstream Natural Gas System and East Tennessee Natural Gas

•	Closed Saltville acquisition

•	Increased 2008 quarterly distributions from 32 cents to 36 cents per unit

•	2009 Financial Outlook:

•	Expects Cash Available for Distribution of $130 million

•	Planned expansion capital expenditures of $60 million for 2009

HOUSTON – Spectra Energy Partners, LP (NYSE:SEP) today reported fourth quarter 2008 net income of $25.4 million, compared with $21.7 million for fourth quarter 2007. The 17 percent increase resulted primarily from strong earnings growth from expansion projects.

Spectra Energy Partners reported Cash Available for Distribution (CAD) of $23.8 million for the quarter versus $21.6 million for fourth quarter 2007.

Excluding certain tax benefits, ongoing net income for 2008 was $98.8 million compared with $92.4 million in 2007. Reported net income for 2008 was $101.3 million compared with $202.9 million for the prior year. Included in 2007 net income was an income tax benefit of $110.5 million associated with the closing of Spectra Energy Partners’ initial public offering, and the 2008 period included a $2.5 million tax benefit associated with the closing of the Saltville acquisition.

“Our asset base provides stable and dependable fee-based earnings and cash flow,” said Greg Rizzo, president and chief executive officer of Spectra Energy Partners. “We have a well-structured balance sheet and the liquidity to execute on our growth plan,” Rizzo continued.

Results from Operations

Spectra Energy Partners reported operating income of $12.9 million for the fourth quarter 2008, compared with $13.1 million in fourth quarter 2007. East Tennessee Natural Gas (ETNG) reported higher firm transportation revenues of $2.5 million from new contracts and higher demand rates related to the completion of expansion projects. Operating expenses were higher primarily as a result of project development costs of $1.7 million in the 2008 period associated with future expansion projects.

Equity Investment in Gulfstream

Spectra Energy Partners recognized $7.1 million in equity earnings from its 24.5 percent interest in Gulfstream in the fourth quarter compared with $5.1 million in the fourth quarter of 2007. The increased earnings resulted primarily from new contracts associated with the Phase III and Phase IV expansion projects. Equity earnings from Gulfstream for 2008 totaled $27.5 million, versus $23.5 million in 2007. For the fourth quarter 2008, Spectra Energy Partners’ share of Gulfstream’s CAD was $5.0 million compared with $3.0 million for the fourth quarter 2007. Spectra Energy Partners’ share of Gulfstream’s CAD was $30.4 million for the full year 2008, compared with $28.9 million for 2007.

Equity Investment in Market Hub Partners (MHP)

Spectra Energy Partners recognized $ 9.1 million in equity earnings from its 50 percent interest in MHP during the fourth quarter compared with $9.0 million during the fourth quarter 2007. Equity earnings from MHP in 2008 totaled $33.9 million versus $32.1 million for 2007. MHP benefited from higher revenues in 2008 related to new contracts from expansion projects and high demand for storage services. For the fourth quarter 2008, Spectra Energy Partners’ share of MHP’s CAD was $8.0 million compared with $6.0 million for the fourth quarter 2007. Spectra Energy Partners’ share of MHP’s CAD was $36.0 million for the full year 2008, compared with $31.9 million for 2007.

Interest Income and Expense

Interest income was $0.5 million for the fourth quarter 2008, a decrease of $2.2 million compared with fourth quarter 2007 as a result of lower investments in qualified securities. Interest expense for the fourth quarter 2008 of $4.5 million represents a $1.8 million decrease compared to fourth quarter 2007. This decrease is a result of favorable interest rates in the 2008 quarter.

Income Tax Expense

A net income tax benefit of $0.2 million was reported for the fourth quarter 2008, compared with an income tax expense of $1.8 million in the fourth quarter 2007. The fourth quarter 2007 recast financial statements included federal income tax expense of Saltville Gas Storage (Saltville) prior to its acquisition by Spectra Energy Partners in the second quarter of 2008. As a result of the master limited partnership structure, Spectra Energy Partners is not subject to federal income taxes.

Capital Expenditures and Equity Investments

Spectra Energy Partners spent $15.9 million for the quarter and $40.3 million for the year for expansion capital expenditures for ETNG and Saltville. Maintenance capital expenditures were $3.0 million for the quarter and $11.3 million for the year. For expansion projects at Gulfstream and MHP, Spectra Energy Partners invested $3.7 million in Gulfstream for the quarter and $44.0 million for the year, as well as $20.4 million in MHP for the quarter and $44.6 million for the year.

2009 Financial Outlook

Spectra Energy Partners today also announced its 2009 financial outlook.

“We had a successful 2008, and are well-positioned to continue growing in 2009 in spite of the economic challenges,” said Rizzo. “We do not need to access the equity or credit markets to fund our organic growth projects and our strong financial position allows us to take advantage of potential additional opportunities.”

Highlights of the 2009 Financial Outlook

•	Estimated Cash Available for Distribution of $130 million

•	Estimated expansion capital expenditures of $60 million

•	Strong liquidity position to fund growth projects

The company will discuss both its 2008 performance and 2009 financial outlook in greater detail during the analyst call and webcast scheduled for Friday, February 6, 2009 at 1 p.m. CT.

Additional Information

An analyst conference call is scheduled for 1:00 p.m. CT tomorrow, February 6, 2009, to discuss fourth quarter and year-end results and review our 2009 financial outlook. The conference call can be accessed via the investor relations section of Spectra Energy Partners, LP’s web site or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The Conference ID is 80305011.

Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available after 2:00 p.m. CT, February 6, 2009, until 8:00 p.m. CT, May 6, 2009, by dialing (800) 642-1687 with Conference ID 80305011. The international replay number is (706) 645-9291, Conference ID 80305011. A replay and transcript also will be available by accessing the investor relations section of Spectra Energy Partners’ web site at http://www.spectraenergypartners.com.

Forward Looking Statements

This release includes “forward-looking statements” which represent our intentions, plans, expectations, assumptions and beliefs about future events. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the SEC, which are available at the SEC’s website at http://www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of Non-GAAP Financial Measures

This press release includes certain financial measures, including Ongoing Net Income, Adjusted EBITDA, and Cash Available for Distribution that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Spectra Energy Partners defines Ongoing Net Income as net income adjusted for the impact of special items. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. The most directly comparable GAAP measure for ongoing net income is reported net income, which includes the impact of special items.

Spectra Energy Partners defines Adjusted EBITDA as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and MHP, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).

Spectra Energy Partners defines Cash Available for Distribution as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream and MHP, less net cash paid for interest expense (income), net and maintenance capital expenditures. Cash Available for Distribution does not reflect changes in working capital balances. Effective January 1, 2009, Cash Available for Distribution will exclude net project development costs and cash paid for taxes.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Ongoing Net Income, Adjusted EBITDA, and Cash Available for Distribution are not presented as alternatives to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Spectra Energy Partners, LP is a Delaware master limited partnership that owns interests in natural gas transportation and storage assets in the United States. Spectra Energy Partners’ assets include the East Tennessee Natural Gas system, a 1.5 billion cubic feet (Bcf) per day, 1,500-mile natural gas transportation pipeline located in the Southeastern United States, and Saltville Gas Storage, a 5.5 Bcf working capacity natural gas storage facility located adjacent to the East Tennessee Natural Gas system in Virginia. Spectra Energy Partners also owns a 24.5 percent interest in Gulfstream Natural Gas System, which owns a 1.25 Bcf per day, 745-mile natural gas pipeline that connects Mobile Bay to the central Florida peninsula through the Gulf of Mexico, and a 50 percent interest in Market Hub Partners, which owns high deliverability salt cavern storage assets capable of storing 37 Bcf of natural gas. Visit spectraenergypartners.com for more information.

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Spectra Energy Partners, LP

Quarterly Highlights

December 2008

(Unaudited)

(In millions, except per unit amount)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
INCOME
Operating revenues	$33.2	$30.7	$124.9	$121.1
Operating expenses	20.3	17.6	73.0	60.5

Operating income	12.9	13.1	51.9	60.6
Equity in earnings of unconsolidated affiliates	16.2	14.1	61.4	55.6
Other income and expenses, net	0.1	(0.1)	0.9	0.4
Interest income	0.5	2.7	3.5	5.5
Interest expense	4.5	6.3	17.8	17.1

Earnings before income taxes	25.2	23.5	99.9	105.0
Income tax expense (benefit)	(0.2)	1.8	(1.4)	(97.9)

Net income	$25.4	$21.7	$101.3	$202.9

Adjusted EBITDA (a)	$19.6	$19.5	$78.2	$87.0

Cash Available for Distribution (b)	$23.8	$21.6	$119.0	$126.3

Weighted Average Units Outstanding
Common units	48.9	44.6	47.8	44.6
Subordinated units	21.6	21.6	21.6	21.6
General partners units	1.4	1.4	1.4	1.4

Earnings Per Limited Partner Unit	$0.35	$0.33	$1.40	$0.68

Declared Cash Distribution per Limited Partner Unit (c)	$0.36	$0.32	$1.38	$0.62

CAPITAL AND INVESTMENT EXPENDITURES
Capital expenditures - Gas Transportation & Storage	$18.9	$8.1	$51.6	$30.4
Investments
Gulfstream - 24.5%	3.7	11.0	44.0	18.7
Market Hub - 50%	20.4	2.5	44.6	9.6

Total capital and investment expenditures	$43.0	$21.6	$140.2	$58.7

			December 31, 2008	December 31, 2007
DEBT
Total debt			$440.0	$450.0
Less: Investment grade securities			31.6	154.6

Net debt			$408.4	$295.4

(a)	Adjusted EBITDA is defined as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream and Market Hub, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
(b)	Cash Available for Distribution is defined as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream and Market Hub less net cash paid for interest expense and maintenance capital expenditures. Cash Available for Distribution does not reflect changes in working capital balances.
(c)	Amounts for 2007 are since the closing of Spectra Energy Partners’ initial public offering on July 2, 2007.

Spectra Energy Partners, LP

Adjusted EBITDA and Cash Available for Distribution

December 2008

(Unaudited)

(In millions)

Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income	$25.4	$21.7	$101.3	$202.9
Add:
Interest expense	4.5	6.3	17.8	17.1
Income tax expense (benefit)	(0.2)	1.8	(1.4)	(97.9)
Depreciation and amortization	6.7	6.4	26.3	26.4
Less:
Interest income	0.5	2.7	3.5	5.5
Equity in earnings of Gulfstream	7.1	5.1	27.5	23.5
Equity in earnings of Market Hub	9.1	9.0	33.9	32.1
Other income, net	0.1	(0.1)	0.9	0.4

Adjusted EBITDA	19.6	19.5	78.2	87.0
Add:
Cash Available for Distribution from Gulfstream	5.0	3.0	30.4	28.9
Cash Available for Distribution from Market Hub	8.0	6.0	36.0	31.9
Less:
Cash paid for interest expense, net	5.8	5.1	14.3	10.3
Maintenance capital expenditures	3.0	1.8	11.3	11.2

Cash Available for Distribution	$23.8	$21.6	$119.0	$126.3

Spectra Energy Partners, LP

Gulfstream - Adjusted EBITDA and Cash Available for Distribution

December 2008

(Unaudited)

(In millions)

Gulfstream

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income	$27.8	$20.6	$110.8	$95.4
Add:
Interest expense	11.5	11.7	45.0	47.9
Depreciation and amortization	8.1	7.3	30.3	30.0
Less:
Other income, net	1.7	2.1	11.1	3.9

Adjusted EBITDA - 100%	45.7	37.5	175.0	169.4
Less:
Cash paid for interest expense, net	24.8	24.6	49.5	49.9
Maintenance capital expenditures	0.3	0.5	1.3	1.4

Cash Available for Distribution - 100%	$20.6	$12.4	$124.2	$118.1

Adjusted EBITDA - 24.5%	$11.2	$9.2	$42.9	$41.5

Cash Available for Distribution - 24.5%	$5.0	$3.0	$30.4	$28.9

Spectra Energy Partners, LP

Market Hub - Adjusted EBITDA and Cash Available for Distribution

December 2008

(Unaudited)

(In millions)

Market Hub

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income	$18.7	$18.0	$69.3	$64.2
Add:
Interest expense	0.1	0.7	1.0	3.6
Depreciation and amortization	2.7	2.5	10.6	9.1
Income tax expense	0.2	0.1	0.4	0.1

Less:
Interest income	0.7	1.3	3.1	2.2
Other income, net	—	7.0	0.2	7.1

Adjusted EBITDA - 100%	21.0	13.0	78.0	67.7
Less:
Cash paid for interest expense, net	—	—	—	—
Maintenance capital expenditures	4.9	1.1	5.9	4.0

Cash Available for Distribution - 100%	$16.1	$11.9	$72.1	$63.7

Adjusted EBITDA - 50%	$10.5	$6.5	$39.0	$33.9

Cash Available for Distribution - 50%	$8.0	$6.0	$36.0	$31.9

Spectra Energy Partners, LP

December 2008

(Unaudited)

(In millions)

Reconciliation of Reported to Ongoing Net Income

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income as Reported (a) (b)	$25.4	$21.7	$101.3	$202.9
Special Item - Tax Benefit	—	—	(2.5)	(110.5)

Ongoing Net Income	$25.4	$21.7	$98.8	$92.4

(a)	The 2007 year-to-date period includes a benefit of $110.5 million from the reversal of income tax liabilities in conjunction with the IPO.
(b)	The 2008 year-to-date period includes a benefit of $2.5 million from the reversal of income tax liabilities in connection with the acquisition and the resulting change in tax status of Saltville.

Spectra Energy Partners, LP

Estimated Adjusted EBITDA and Cash Available for Distribution

(Unaudited)

(In millions)

Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

Estimated 2009
Net income	$97.3
Add:
Interest expense, net	19.4
Income tax expense (benefit)	—
Depreciation and amortization	27.4
Less:
Equity in earnings of Gulfstream	31.9
Equity in earnings of Market Hub	36.7
Other income, net	0.1

Adjusted EBITDA	75.4
Add:
Cash Available for Distribution from Gulfstream	40.4
Cash Available for Distribution from Market Hub	42.5
Project Development Costs, net	2.7
Less:
Cash paid for interest expense, net	17.3
Maintenance capital expenditures	13.7

Cash Available for Distribution	$130.0